SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 24, 2003

ESG RE LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	000-23481	Not Applicable
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

16 Church Street	Not Applicable
Hamilton HM11, Bermuda	(Zip Code)
(Address of Principal Executive Offices)

(441) 295-2185

(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

On February 24, 2003, the Company issued a press release containing information for shareholders.  The press release reported:

(a) that the Company has filed an appeal of the delisting of its securities with the Nasdaq Listing and Hearing Review Council;

(b) that the Company’s securities are currently being quoted through the Pink Sheets stock quotation service; and

(c) that all transfers of stock on the Company’s stock register require prior review and approval by the Bermuda Monetary Authority before the transfer can be recorded.

Details on each of these items can be found in the copy of the press release which is attached as an exhibit to this Form 8-K.

Item 7.  Exhibits

                Exhibit 99.01                          Press Release dated February 24, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 24, 2003

ESG RE LIMITED

By: /s/ Margaret L. Webster

Margaret L. Webster
Chief Operating Officer, General Counsel & Secretary